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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2005

                         ALLIED HEALTHCARE PRODUCTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                    0-19266                     25-1370721
----------------------------       ------------              -------------------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

                1720 SUBLETTE EVENUE, SAINT LOUIS, MISSOURI  63110
                -------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (314) 771-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - Financial Information

Item 2.02      Results of Operation and Financial Condition.

     On August 23, 2005, the Registrant issued a press release setting for results for the fourth quarter and year ended June 30, 2005. The full text of the release is included as an exhibit hereto.

     For the quarter ended June 30, 2005, the Registrant reported that it earned a net income of $1.5 million, or 19 cents per diluted share, versus $860,000, or 10 cents per diluted share, for the quarter ended June 30, 2004. A one-time reduction in income tax expense resulting from the recognition of deferred tax assets related primarily to net operating loss carryforwards, arising in prior years, increased net income by about $1.0 million, or 12 cents per diluted share, in the fourth quarter. Without this impact income for the 2005 fourth quarter would have been approximately $0.5 million, or 7 cents per diluted share. Sales for the fourth quarter 2005 totaled $14.2 million compared to $15.3 million for the previous year's quarter.

     For the full fiscal year 2005, the Registrant reported net income of $2.3 million, or 29 cents per diluted share, compared to about $1.9 million, or 23 cents per diluted share, for 2004. Earnings for 2005 increased by about $1.0 million, or 12 cents per diluted share, from the one-time recognition of deferred tax assets related primarily to net operating loss carryforwards arising in prior years. Without this impact income for the year would have been approximately $1.3 million, or 17 cents per diluted share. For 2005, sales were $56.1 million versus $59.1 million for 2004.

Section 7 - Regulation FD

Item 7.01.             Regulation FD Disclosure.

     Reference is made to the press release filed as an exhibit hereto relating to fourth quarter and fiscal year 2005 earnings.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

    (c)        Exhibits

               Exhibit 99        Press Release dated August 23, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ALLIED HEALTHCARE PRODUCTS, INC.

                                       By:

Date:   August 23, 2005                  /s/ Daniel C. Dunn
                                       --------------------------------
                                       Daniel C. Dunn
                                       Vice-President, Chief Financial
                                       Officer and Secretary